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Exhibit 99

FOR IMMEDIATE RELEASE


               LIONS GATE ENTERTAINMENT CORP. AND TRIMARK HOLDINGS
                 AGREE TO MERGE IN U.S. $50 MILLION TRANSACTION

VANCOUVER AND LOS ANGELES- JUNE 6, 2000 - CANADIAN-BASED LIONS GATE ENTERTAINMENT CORP. (TSE AND AMEX: LGF) and TRIMARK HOLDINGS, INC., (NASDAQ:
TMRK) announced today that the two companies have entered into a definitive agreement in which Trimark will be merged into a newly formed, wholly owned subsidiary of Lions Gate. The transaction, valued at approximately U.S. $50 million in cash and Lions Gate stock, plus the assumption of Trimark's debt was jointly announced today by Jon Feltheimer, Lions Gate's Vice Chairman and CEO, and Mark Amin, Trimark's Chairman and CEO.

Under the merger agreement Lions Gate Entertainment will provide U.S. $4.50 in cash and two shares of Lions Gate Entertainment stock for each share of Trimark stock. A stock adjustment provision will assure that the minimum total value of the consideration will be U.S.$10 per Trimark share at time of closing. The stock adjustment provision provides that in the event the average of the last sales price of the Lions Gate common stock on the American Stock Exchange for the 30 trading days ending immediately prior to the fifth calendar day before the Trimark shareholder meeting to vote on the transaction is less than U.S. $2.75 per share, then additional Lions Gate common stock will be issued such that the total value of the share component will be U.S. $5.50. The deal is subject to closing of an expanded credit line and regulatory and shareholder approval by both parties.

Lions Gate will be headed by Mr. Feltheimer and Mr. Amin will join the board of directors of Lions Gate and will be appointed as Vice Chairman.

"This merger is the first step in the strategy we have laid out to grow the company through acquisitions and consolidations," said Feltheimer. "The fit between Lions Gate and Trimark is ideal. Trimark has a strong video operation with excellent vendor relations, a library of over 650 films, an active broadband operation and a great track record for producing and distributing specialty and genre films."

"We intend to exploit the many synergies between our two companies to form a formidable independent film studio, which will be a viable competitor in the motion picture industry," said Mark Amin. This transaction provides the opportunity for significant growth in all areas of our current business model."

" The Trimark merger represents a continued strategy by Lions Gate to successfully penetrate into the U.S entertainment marketplace," added Lions Gate Chairman Frank Giustra.

In connection with the merger agreement, Mr. Amin and another Amin family member who own approximately 46% of Trimark's common stock, have entered into an agreement with Lions Gate to vote their common stock in favor of the merger agreement. Frank Giustra, Chairman of Lions Gate, who owns approximately 10% of Lions Gate common stock, has entered into an agreement with Trimark to vote his common stock in favor of the merger agreement.

The two companies currently have combined annual revenues approaching U.S. $300 million. Trimark recently reported a 3rd quarter net earnings increase of 132% and a 29% jump in overall revenue, which represents its third consecutive profitable quarter.

Among Trimark Pictures recent theatrical features are "Beautiful People," "The Last September" and "Held Up." Upcoming theatrical releases include "Skipped Parts," starring Jennifer Jason Leigh, Brad Renfro and Drew Barrymore; "The St. Francisville Experiment," a ghost hunt captured on film by real participants, which continues the cinema revolution and definitively proves that something else exists; and "Rules of Attraction," (formerly known as "Stalk") starring Gretchen Mol, Samantha Mathis, Tom Everett Scott and Matthew Settle.

Trimark Home Video entered into a first-look output deal with NBC in May of 1999, whereby the Company would distribute many of NBC's programs and movies-of-the-week on Home Video and have a first look at future product. The Company has released several "Saturday Night Live" compilations as well as several of NBC's event programs. The Company also announced last month that it acquired home video rights to the critically and religiously acclaimed epic, "Jesus," starring Jeremy

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Sisto, Debra Messing, Armin Mueller-Stahl, Jacqueline Bisset and Gary Oldman.
"Jesus," which aired as a May sweeps event on CBS, will enter the home video market at a sell through price on both VHS and DVD and is slated to street on July 25th.

Trimark Pictures is the majority-owner of the broadband website CinemaNow Inc. (www.cinemanow.com). The community-driven, streaming media site links independent filmmakers to independent film watchers. As a site for independent filmmakers, it provides the resources to create, market, exhibit, and distribute films. CinemaNow is a conduit from independent filmmakers to audiences through both its user base and as a pathway to more conventional distribution: theatrical, video, and television. CinemaNow also provides access to popular films and exclusive, original content including titles from the Trimark Pictures library and now from the Lions Gate library and an expanding selection of exclusively licensed theatrical and short films.

These added properties will complement Lions Gate's growing roster of highly successful independent films and television movies and series. The company's recent releases include "Dogma," "American Psycho" and "The Big Kahuna." Among its upcoming motion pictures are "Jesus' Son," "But I'm a Cheerleader," "Shadow of the Vampire" and "Eyes of Tammy Faye." Lions Gate Television recently began production on the dramatic series "Mysterious Ways" for PAX and, through wholly-owned Termite Arts, will produce more than 80 hours of non-fiction programming in the current fiscal year.

Lions Gate creates, produces and distributes a broad range of motion picture, television and other filmed entertainment content through its four operating divisions - Motion Pictures, Television, Animation and Studio Facilities. The distinctive Lions Gate brand is recognized as a symbol of quality entertainment throughout North American and around the world.

Trimark Holdings, Inc. is a broad-based entertainment company which produces, acquires and distributes motion pictures both domestically and internationally under the Trimark Pictures banner; licenses to the broadcast industry under the Trimark Television moniker; and distributes to the domestic home video market under the Trimark Home Video label.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the following subjects: expected date of closing the merger; future financial and operating results; and timing and benefits of the merger.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that Trimark's and Lions Gate's businesses will not be integrated successfully; costs related to the merger; failure of the Trimark or Lions Gate stockholders to approve the merger; inability to obtain, or meet conditions imposed for, regulatory approvals related to the merger.

For a detailed discussion on these and other cautionary statements, please refer to Trimark's and Lions Gate's filings with the Securities and Exchange Commission.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE BUSINESS COMBINATION TRANSACTION REFERENCED IN THE FOREGOING INFORMATION, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Trimark and Lions Gate. Investors and security holders may obtain a free copy of such filings (when they become available) and other documents filed by Trimark and Lions Gate with the SEC at the SEC's website at www.sec.gov or from the companies.

Trimark and its officers and directors may be deemed to be participants in the solicitation of proxies from Trimark's stockholders with respect to the merger and related transactions. Information regarding such officers and directors is included in Trimark's Proxy Statement for its 1999 Annual Meeting of Stockholders filed with the SEC on October 21, 1999. This document is available free of charge at the SEC's website (www.sec.gov). In addition, Trimark's Proxy Statement for its 1999 Annual Meeting of Stockholders may be obtained for free from Trimark by directing a request to Trimark Holdings, Inc., 4553 Glencoe Avenue, Suite 200, Marina del Rey, California 90292, Attention: Investor Relations, telephone (310) 314-2000.

                              www.lionsgate-ent.com
                             www.trimarkpictures.com

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Contacts:

Richard Licata
Rogers & Cowan
310.201.8825
rlicata@shandwick.com

Bill Bence
Rogers & Cowan
310.201.8822
bbence@shandwick.com

Tom Ekman/Art Maulsby
Sitrick and Company
310-788-2850